TriNet Announces Third Quarter 2021 Results

18% Growth in Total Revenues to $1.1 Billion
24% Growth in Professional Service Revenues to $156 Million
Net Income per Diluted Share of $1.16 and Adjusted Net Income per Diluted Share $1.31

DUBLIN, Calif. — October 25, 2021 — TriNet Group, Inc. (NYSE: TNET), a leading provider of comprehensive human resources solutions for small and medium-size businesses, today announced financial results for the third quarter ended September 30, 2021. The third quarter highlights below include non-GAAP financial measures which are reconciled later in this release.
Third quarter highlights include:
•Total revenues increased 18% to $1.1 billion as compared to the same period last year.

•Professional service revenues increased 24% to $156 million as compared to the same period last year.
•Net income was $77 million, or $1.16 per diluted share, compared to net income of $33 million, or $0.48 per diluted share, in the same period last year.
•Adjusted Net Income was $87 million, or $1.31 per diluted share, compared to Adjusted Net Income of $39 million, or $0.56 per diluted share, in the same period last year.
•Adjusted EBITDA was $132 million, compared to Adjusted EBITDA of $69 million, in the same period last year.
•Total Worksite Employees (WSEs) increased 10% compared to the same period last year, to approximately 351,000.
•Average WSEs increased 9% as compared to the same period last year, to approximately 348,000.
•At September 30, 2021, TriNet had cash and cash equivalents of $525 million and total debt of $495 million.
•Published TriNet's inaugural Environmental, Social and Governance Report.

“Our third quarter operational and financial performance reflected our strong customer base and our commitment to provide them with the best possible HR experience,” said Burton M. Goldfield, TriNet’s President and CEO. “Our strategy of sourcing vibrant and durable customers across our core verticals has consistently led to growth in our installed base. During the third quarter, we saw this trend continue, with our customers hiring new employees at rates well in excess of both our projections and the broader economy’s hiring rates.”

Mr. Goldfield added, “Even as we further invest in our business and strengthen our ability to help our customers navigate the many HR complexities they are facing, TriNet has continued to deliver profitable growth, leveraging our scale and demonstrating operating leverage. We remain well positioned to build on our momentum in the fourth quarter.”

Fourth Quarter and Full-Year 2021 Guidance
In addition to announcing our third quarter 2021 results, we provide our fourth quarter and full-year 2021 guidance. Non-GAAP financial measures are reconciled later in this release. Percentages reflect the increase or (decrease) from the prior year quarter and prior year end.

	Q4 2021		Full Year 2021
	Low	High	Low	High
Total Revenues	12%	14%	11%	12%
Professional Service Revenues	16%	20%	15%	16%
Insurance Cost Ratio	94%	92%	87.0%	86.5%
Diluted net income per share of common stock	$0.17	$0.40	$4.20	$4.43
Adjusted Net Income per share - diluted	$0.36	$0.60	$4.88	$5.12
Quarterly Report on Form 10-Q
We anticipate filing our Quarterly Report on Form 10-Q (“Form 10-Q”) for the nine months ended September 30, 2021 with the U.S. Securities and Exchange Commission (SEC) and making it available at http://www.trinet.com today, October 25, 2021. This press release should be read in conjunction with the Form 10-Q and the related Notes to Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Form 10-Q.
Earnings Conference Call and Audio Webcast
TriNet will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its third quarter results for 2021 and provide fourth quarter and full-year financial guidance for 2021. TriNet encourages participants to pre-register for the conference call. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. To pre-register, go to: https://dpregister.com/sreg/10161182/eeadf93694. For those who would like to join the call but have not pre-registered, they can do so by dialing +1 (412) 317-5426 and requesting the “TriNet Conference Call.” The live webcast of the conference call can be accessed on the Investor Relations section of TriNet’s website at http://investor.trinet.com. A replay of the webcast will be available on this website for approximately one year. A telephonic replay will be available for one week following the conference call at +1 (412) 317-0088 conference ID: 10161182.
About TriNet
TriNet is a leading provider of a comprehensive human resources solution for small to medium-size businesses, or SMBs. We enhance business productivity by enabling our clients to outsource their human resources, or HR, function to us, allowing them to focus on operating and growing their core businesses. Our HR solutions include services such as payroll processing, human capital consulting, employment law compliance and employee benefits, including health insurance, retirement plans and workers compensation insurance. Our services are delivered by our expert team of HR professionals and enabled by our technology platform, with online and mobile tools, which allow our clients and their employees to efficiently conduct their HR transactions anytime and anywhere. For more information, please visit http://www.trinet.com.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to TriNet’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled “Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, statements that are not historical in nature, are predictive in nature, or that depend upon or refer to future events or conditions or otherwise contain forward-looking statements within the meaning of Section 21 of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, among other things, TriNet’s expectations and assumptions regarding: TriNet's financial guidance for the second quarter and full-year 2021 and the underlying assumptions, and the extent, length and growth impact of economic reopening efforts. Forward-looking statements are often identified by the use of words such as, but not limited to, “ability,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” "guidance," “impact,” “intend,” “may,” “plan,” "predict," “project,” “seek,” “should,” “strategy,” “target,” “value,” “will,” “would” and similar expressions or variations. Examples of forward-looking statements include, among others, TriNet’s guidance and expectations regarding future financial performance, and TriNet's expectations regarding client hiring rates, and the impact of our customer selection process and vertical strategy on future growth in TriNet's installed base. These statements are not guarantees of future performance, but are based on management’s expectations as of the date hereof and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from our current expectations and any past or future results, performance or achievements. Investors are cautioned not to place undue reliance upon any forward-looking statements.
Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include: the economic, health and business disruption caused by the COVID-19 pandemic; the impact of the COVID-19 pandemic on our clients and prospects, insurance costs and operations; the impact of the COVID-19 pandemic on the laws and regulations that impact our industry and clients; our ability to mitigate the business risks we face as a co-employer; our ability to manage unexpected changes in workers’ compensation and health insurance claims and costs by worksite employees; the effects of volatility in the financial and economic environment on the businesses that make up our client base, and the concentration of our clients in certain geographies and industries; the impact of failures or limitations in the business systems we rely upon; the impact of our 2020 Recovery Credit program and 2021 Credit Program; adverse changes in our insurance coverage or our relationships with key insurance carriers; our ability to improve our technology to satisfy regulatory requirements and meet the expectations of our clients and manage client attrition; our ability to effectively integrate businesses we have acquired or may acquire in the future; our ability to effectively manage and improve our operational processes; our ability to attract and retain qualified personnel; the effects of increased competition and our ability to compete effectively; the impact on our business of cyber-attacks and security breaches; our ability to secure our information technology infrastructure and our confidential, sensitive and personal information; our ability to comply with constantly evolving data privacy and security laws; our ability to manage changes in, uncertainty regarding, or adverse application of the complex laws and regulations that govern our business; changing laws and regulations governing health insurance and employee benefits; our ability to be recognized as an employer of worksite employees under federal and state regulations; changes in the laws and regulations that govern what it means to be an employer, employee or independent contractor; our ability to comply with the laws and regulations that govern PEOs and other similar industries; the outcome of existing and future legal and tax proceedings; fluctuation in our results of operation and stock price due to factors outside of our control, such as the volume and severity of our workers’ compensation and health insurance claims and the amount and timing of our insurance costs, operating expenses and capital expenditure requirements; our ability to comply with the restrictions of our credit facility and meet our debt obligations; and the impact of concentrated ownership in our stock. Any of these factors could cause our actual results to differ materially from our anticipated results.

Further information on risks that could affect TriNet’s results is included in our filings with the SEC, including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on our investor relations website at http://investor.trinet.com and on the SEC website at www.sec.gov. Copies of these filings are also available by contacting TriNet Corporation's Investor Relations Department at (510) 875-7201. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements in this press release, and any forward-looking statements in this press release speak only as of the date of this press release. In addition, we do not assume any obligation, and do not intend, to update any of our forward-looking statements, except as required by law.

Contacts:
Investors:	Media:
Alex Bauer	Renee Brotherton
TriNet	TriNet
Investorrelations@TriNet.com	Renee.Brotherton@TriNet.com
(510) 875-7201	(925) 965-8441

FINANCIAL HIGHLIGHTS
Key Financial and Operating Metrics
We regularly review certain key financial and operating metrics to evaluate growth trends, measure our performance and make strategic decisions. These key financial and operating metrics may change over time. Our key financial and operating metrics for the periods presented were as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions, except per share and Operating Metrics data)	2021	2020	% Change	2021	2020	% Change
Income Statement Data:
Total revenues	$1,148	$975	18%	$3,308	$2,971	11%
Operating income	105	45	133	364	338	8
Net income	77	33	133	269	250	8
Diluted net income per share of common stock	1.16	0.48	142	4.03	3.66	10
Non-GAAP measures (1):
Adjusted EBITDA	132	69	91	449	413	9
Adjusted Net income	87	39	123	302	274	10
Operating Metrics:
Insurance Cost Ratio	86%	89%		84%	83%
Average WSEs	347,502	317,737	9%	333,839	322,595	3%
Total WSEs at period end	351,267	320,604	10	351,267	320,604	10
(1) Refer to Non-GAAP measures definitions and reconciliations from GAAP measures under the heading "Non-GAAP Financial Measures".

(in millions)	September 30, 2021	December 31, 2020	% Change
Balance Sheet Data:
Working capital	$645	290	122%
Total assets	3,069	3,043	1
Debt	495	370	34
Total stockholders’ equity	809	607	33

	Nine Months Ended September 30,
(in millions)	2021	2020	% Change
Cash Flow Data:
Net cash used in operating activities	$(16)	$(40)	(60)%
Net cash used in investing activities	(145)	(151)	(4)
Net cash provided by financing activities	20	77	(74)
Non-GAAP measure (1):
Corporate Operating Cash Flows	334	308	8
(1) Refer to Non-GAAP measures definitions and reconciliations from GAAP measures under the heading "Non-GAAP Financial Measures".

FINANCIAL STATEMENTS
TRINET GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions except per share data)	2021	2020	2021	2020
Professional service revenues	$156	$126	$465	$403
Insurance service revenues	992	849	2,843	2,568
Total revenues	1,148	975	3,308	2,971
Insurance costs	851	759	2,400	2,137
Cost of providing services	61	68	191	192
Sales and marketing	56	45	147	136
General and administrative	52	38	128	106
Systems development and programming	12	9	36	27
Depreciation and amortization of intangible assets	11	11	42	35
Total costs and operating expenses	1,043	930	2,944	2,633
Operating income	105	45	364	338
Other income (expense):
Interest expense, bank fees and other	(5)	(8)	(15)	(16)
Interest income	3	2	6	9
Income before provision for income taxes	103	39	355	331
Income taxes	26	6	86	81
Net income	$77	$33	$269	$250
Other comprehensive (loss) income, net of income taxes	(2)	—	(3)	4
Comprehensive income	$75	$33	$266	$254
Net income per share:
Basic	$1.17	$0.49	$4.08	$3.69
Diluted	$1.16	$0.48	$4.03	$3.66
Weighted average shares:
Basic	66	67	66	68
Diluted	67	68	67	69

FINANCIAL STATEMENTS
TRINET GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$525	$301
Investments	155	57
Restricted cash, cash equivalents and investments	1,040	1,388
Accounts receivable, net	8	18
Unbilled revenue, net	305	246
Prepaid expenses, net	73	63
Other current assets	95	87
Total current assets	2,201	2,160
Restricted cash, cash equivalents and investments, noncurrent	176	210
Investments, noncurrent	167	138
Property, equipment and software, net	78	79
Operating lease right-of-use asset	44	51
Goodwill	294	294
Other intangible assets, net	7	18
Other assets	102	93
Total assets	$3,069	$3,043
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$70	$50
Long-term debt	—	22
Client deposits and other client liabilities	120	134
Accrued wages	555	309
Accrued health insurance costs, net	162	172
Accrued workers' compensation costs, net	54	59
Payroll tax liabilities and other payroll withholdings	567	1,095
Operating lease liabilities	12	11
Insurance premiums and other payables	16	18
Total current liabilities	1,556	1,870
Long-term debt, noncurrent	495	348
Accrued workers' compensation costs, noncurrent, net	137	138
Deferred taxes	21	22
Operating lease liabilities, noncurrent	43	49
Other non-current liabilities	8	9
Total liabilities	2,260	2,436
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	790	747
Retained earnings (Accumulated deficit)	18	(144)
Accumulated other comprehensive income	1	4
Total stockholders’ equity	809	607
Total liabilities and stockholders’ equity	$3,069	$3,043

FINANCIAL STATEMENTS
TRINET GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended September 30,
(in millions)	2021	2020
Operating activities
Net income	$269	$250
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	63	49
Amortization of ROU asset	8	12
Lease modification and impairment	2	—
Accretion of discount rate on lease liabilities	2	2
Amortization of premium of investments	2	—
Stock based compensation	37	31
Changes in operating assets and liabilities:
Accounts receivable, net	10	5
Unbilled revenue, net	(59)	(90)
Prepaid expenses, net	(10)	(1)
Accounts payable and other current liabilities	19	10
Client deposits and other client liabilities	(14)	163
Accrued wages	246	63
Accrued health insurance costs, net	(10)	(7)
Accrued workers' compensation costs, net	(6)	(2)
Payroll taxes payable and other payroll withholdings	(528)	(467)
Operating lease liabilities	(10)	(15)
Other assets	(34)	(46)
Other liabilities	(3)	3
Net cash used in operating activities	(16)	(40)
Investing activities
Purchases of marketable securities	(348)	(278)
Proceeds from sale and maturity of marketable securities	232	166
Acquisitions of property and equipment	(29)	(27)
Other	—	(12)
Net cash used in investing activities	(145)	(151)
Financing activities
Repurchase of common stock	(94)	(135)
Proceeds from issuance of common stock	6	5
Awards effectively repurchased for required employee withholding taxes	(13)	(11)
Proceeds from revolving credit agreement borrowings	—	234
Payment of long-term financing fees	(2)	—
Payment of debt issuance costs	(7)	—
Proceeds from issuance of 2029 Notes	500	—
Repayment of debt	(370)	(16)
Net cash provided by financing activities	20	77
Net decrease in cash and cash equivalents, unrestricted and restricted	(141)	(114)
Cash and cash equivalents, unrestricted and restricted:
Beginning of period	1,643	1,456
End of period	$1,502	$1,342

Supplemental disclosures of cash flow information
Interest paid	$11	$11
Income taxes paid, net	83	83
Supplemental schedule of noncash investing and financing activities
Payable for purchase of property and equipment	$3	$1

FINANCIAL STATEMENTS
Non-GAAP Financial Measures
In addition to the selected financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), we monitor other non-GAAP financial measures that we use to manage our business, to make planning decisions, to allocate resources and to use as performance measures in our executive compensation plan. These key financial measures provide an additional view of our operational performance over the long term and provide information that we use to maintain and grow our business.
The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation from, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.

Non-GAAP Measure	Definition	How We Use The Measure
Adjusted EBITDA	• Net income, excluding the effects of: - income tax provision, - interest expense, bank fees and other, - depreciation, - amortization of intangible assets, and - stock based compensation expense.	• Provides period-to-period comparisons on a consistent basis and an understanding as to how our management evaluates the effectiveness of our business strategies by excluding certain non-cash charges such as depreciation and amortization, and stock-based compensation recognized based on the estimated fair values. We believe these charges are either not directly resulting from our core operations or not indicative of our ongoing operations.
• Enhances comparisons to prior periods and, accordingly, facilitates the development of future projections and earnings growth prospects.
• Provides a measure, among others, used in the determination of incentive compensation for management.
• We also sometimes refer to Adjusted EBITDA margin, which is the ratio of Adjusted EBITDA to total revenues.

Adjusted Net Income	• Net income, excluding the effects of:
- effective income tax rate (1),
- stock based compensation,
- amortization of other intangible assets, net,
- non-cash interest expense (2), and
- the income tax effect (at our effective tax rate (1) of these pre-tax adjustments.	• Provides information to our stockholders and board of directors to understand how our management evaluates our business, to monitor and evaluate our operating results, and analyze profitability of our ongoing operations and trends on a consistent basis by excluding certain non-cash charges.

Corporate Operating Cash Flows	• Net cash provided by (used in) operating activities, excluding the effects of:
- Assets associated with WSEs (accounts receivable, unbilled revenue, prepaid expenses and other current assets) and
- Liabilities associated with WSEs (client deposits and other client liabilities, accrued wages, payroll tax liabilities and other payroll withholdings, accrued health benefit costs, accrued workers' compensation costs, insurance premiums and other payables, and other current liabilities).	• Provides information that our stockholders and management can use to evaluate our cash flows from operations independent of the current assets and liabilities associated with our WSEs.
• Enhances comparisons to prior periods and, accordingly, used as a liquidity measure to manage liquidity between corporate and WSE related activities, and to help determine and plan our cash flow and capital strategies.
(1)     Non-GAAP effective tax rate is 25.5% for the third quarters of 2021 and 2020, which excludes the income tax impact from stock-based compensation, changes in uncertain tax positions, and nonrecurring benefits or expenses from federal legislative changes.
(2)    Non-cash interest expense represents amortization and write-off of our debt issuance costs and loss on derivative.

FINANCIAL STATEMENTS
Reconciliation of GAAP to Non-GAAP Measures
The table below presents a reconciliation of net income to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2021	2020	2021	2020
Net income	$77	$33	$269	$250
Provision for income taxes	26	6	86	81
Stock based compensation	13	11	37	31
Interest expense, bank fees and other	5	8	15	16
Depreciation and amortization of intangible assets	11	11	42	35
Adjusted EBITDA	$132	$69	$449	$413
Adjusted EBITDA Margin	11.5%	7.1%	13.6%	13.9%
The table below presents a reconciliation of net income to Adjusted Net Income and Adjusted Net Income per share - diluted:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2021	2020	2021	2020
Net income	$77	$33	$269	$250
Effective income tax rate adjustment	—	(4)	(4)	(3)
Stock based compensation	13	11	37	31
Amortization of intangible assets	1	1	11	4
Non-cash interest expense	—	1	3	1
Income tax impact of pre-tax adjustments	(4)	(3)	(14)	(9)
Adjusted Net Income	$87	$39	$302	$274
GAAP weighted average shares of common stock - diluted	67	68	67	68
Adjusted Net Income per share - diluted	$1.31	$0.56	$4.51	$3.99
The table below presents a reconciliation of net cash (used in) provided by operating activities to Corporate Operating Cash flows:

	Nine Months Ended September 30,
(in millions)	2021	2020
Net cash used in operating activities	$(16)	$(40)
Less: Change in WSE related other current assets	(50)	(103)
Less: Change in WSE related liabilities	(300)	(245)
Net cash used in operating activities - WSE	$(350)	$(348)
Net cash provided by operating activities - Corporate	$334	$308

FINANCIAL STATEMENTS
Reconciliation of GAAP to Non-GAAP Measures for the fourth quarter and full-year 2021 guidance.
Low and high percentages represent increases (decreases) from the same period in the previous year.
The table below presents a reconciliation of net income to Adjusted Net Income and Adjusted Net Income per share - diluted:

	Q4 2020	Q4 2021 Guidance		FY 2020	Year 2021 Guidance
(in millions, except per share data)	Actual	Low	High	Actual	Low	High
Net income	$22	(47)%	22%	$272	3%	9%
Effective income tax rate adjustment	(3)	(140)	(159)	(6)	(38)	(46)
Stock based compensation	12	19	19	43	19	19
Amortization of intangible assets	1	(3)	(3)	5	132	132
Non-cash interest expense	1	39	39	1	288	288
Income tax impact of pre-tax adjustments	(3)	17	17	(12)	36	36
Adjusted Net Income	$30	(17)%	36%	$303	8%	13%
GAAP weighted average shares of common stock - diluted	67			68
Adjusted Net Income per share - diluted	$0.44	$0.36	$0.60	$4.44	$4.88	$5.12